EXHIBIT 10

FIRST AMENDMENT TO LEASE

This First Amendment to Lease made and entered into as of this 18th day of May, 2018, effective January 1, 2018, by and between Capital Properties, Inc., a Rhode Island corporation (hereinafter referred to as "Landlord") and Metropark, Ltd., a Rhode Island corporation (hereinafter referred to as "Tenant").

RECITALS

Effective as of January 1, 2017, Landlord and Tenant entered into a Lease with respect to Lots 3E, 3W, 4E, 4W and a portion of Lot 20 located in or adjacent to the Capital Center District in the City of Providence, Rhode Island (the "Premises").   Tenant has requested that (a) the Base Rent be increased by $6,000 per month, and (b) that the Base Rent (and Percentage Rent) be allocated on a per Particular Parking Lot basis.  As set forth in the Lease, the term "Particular Parking Lot" refers to, respectively, each of the following parking lots/areas: (a) Lots 3E and 4E (Park Row East), (b) Lots 3W and 4W (Park Row West), and (c) the portion of Lot 20 that is more particularly described in the Lease.

NOW, THEREFORE, in consideration of the promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Landlord and Tenant agree as follows:

1.
The first sentence of Section 3.2 of the Lease is hereby amended by deleting the number "$51,776" appearing therein and substituting therefor the number "$57,776" and by adding at the end thereof the following;

"to be allocated amongst the Particular Parking Lots as follows: parking lot 3E/4E-$19,535, parking lot 3W/4W-$29,236 and the parking lot consisting of a portion of lot 20-$9,005.

2.	Section 3.3 of the Lease is hereby amended by deleting the first sentence thereof and substituting therefor the following:

"For each Lease Year during the term of this Lease, Tenant shall pay to Landlord Percentage Rent equal to the positive difference, if any, between (a) 50% of the Tenant's gross receipts derived from all Tenant's activities on each Particular Parking Lot, computed on a per Particular Parking Lot basis and (b) the Base Rent paid by Tenant for such Lease Year with respect to each such Particular Parking Lot, in each case as such Base Rent is set forth and adjusted in accordance with provisions of Section 3.2."

3.	The first sentence of Clause a of Section 3.4 of the Lease is hereby amended to read as follows:

"In any case where Landlord exercises its right of termination as provided in Section 2.2 hereof, or temporary repossession as provided in Section 2.3 hereof, as to a portion of any Particular Parking Lot, the Base Rent for such Particular Parking Lot after the effective date of such termination (or such temporary repossession, and for the duration of such repossession) shall be the product of (a) the Base Rent for such Particular Parking Lot immediately prior to the partial withdrawal or temporary repossession and (b) a fraction the numerator of which shall be the number of usable parking spaces located on such Particular Parking Lot immediately after the effective date of the partial withdrawal or temporary repossession and the denominator of which shall be the number of parking spaces located on such Particular Parking Lot immediately before such partial withdrawal or temporary repossession. For avoidance of doubt, if Landlord withdraws an entire Particular Parking Lot, then Tenant shall no longer be obligated to pay Rent with respect to that Particular Parking Lot."

4.	Except as modified herein, the Lease is hereby ratified, confirmed and approved.

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed by their proper officers hereunto duly authorized as of the day and date first above written.

CAPITAL PROPERTIES, INC.

By: /s/ P. Scott Conti, President
P. Scott Conti, President

METROPARK, LTD.

By: /s/ Charles Meyers, President
Charles Meyers, President